EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT made as of the 1st day of August 2015 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management LLC (the “Adviser”) and each investment subadviser listed on Schedule B (“Sub-Adviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule A.

The Adviser and each Sub-Adviser hereby agree to waive their fees, in the proportion set forth in the applicable subadvisory agreement relating to each Fund, and reimburse expenses to the extent necessary to limit total operating expenses, based on a percentage of the average daily net assets of each Fund (excluding interest, taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses, estimated indirect expenses attributable to investments in other investment companies, and other expenses not incurred in the ordinary course of business) for each share class of the Funds as set forth on Schedule A until August 1, 2016.

If at any point before August 1, 2018, it becomes unnecessary for the Adviser or Sub-Adviser to waive fees and make reimbursements for a particular Fund, the Adviser and the Sub-Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap set forth on Schedule A to recapture any of its prior waivers or reimbursements.

This Agreement shall terminate with respect to a Fund, without payment of any penalty, upon: (1) termination of the applicable Investment Advisory Agreement with the Adviser or (2) written notice to the Adviser by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT LLC

By:	/s/ Julia R. Short	By:	/s/ John Stebbins
Name:	Julia R. Short	Name:	John Stebbins
Title:	President and CEO	Title:	Managing Director and CFO

Pursuant to each of the Funds listed in Schedule B for which they are the respective Subadviser:

CERTIUM ASSET MANAGEMENT LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

CEREDEX VALUE ADVISORS LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

SEIX INVESTMENT ADVISORS LLC

By:	/s/ Jim Keegan
Name:	Jim Keegan
Title:	CIO

SILVANT CAPITAL MANAGEMENT LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

ZEVENBERGEN CAPITAL INVESTMENTS LLC

By:	/s/ Leslie Tubbs
Name:	Leslie Tubbs
Title:	Managing Director

EXPENSE LIMITATION AGREEMENT

SCHEDULE A

FUND NAME	SHARE CLASS	EXPENSE LIMITATION

Allocation Strategies

Aggressive Growth Allocation Strategy	I	0.50%
Aggressive Growth Allocation Strategy	A	0.70%
Aggressive Growth Allocation Strategy	C	1.30%

Conservative Allocation Strategy	I	0.30%
Conservative Allocation Strategy	A	0.60%
Conservative Allocation Strategy	C	1.30%

Growth Allocation Strategy	I	0.50%
Growth Allocation Strategy	A	0.70%
Growth Allocation Strategy	C	1.30%

Moderate Allocation Strategy	I	0.50%
Moderate Allocation Strategy	A	0.70%
Moderate Allocation Strategy	C	1.30%

Equity Funds

Large Cap Value Equity Fund	IS	0.85%
Large Cap Value Equity Fund	I	0.97%
Large Cap Value Equity Fund	A	1.27%
Large Cap Value Equity Fund	C	1.97%

Mid-Cap Value Equity Fund	IS	0.95%
Mid-Cap Value Equity Fund	I	1.15%
Mid-Cap Value Equity Fund	A	1.40%
Mid-Cap Value Equity Fund	C	1.95%

Small Cap Value Equity Fund	I	1.30%
Small Cap Value Equity Fund	A	1.55%
Small Cap Value Equity Fund	C	2.15%

International Equity Fund	I	1.37%
International Equity Fund	A	1.57%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION

Large Cap Growth Stock Fund	IS	0.90%
Large Cap Growth Stock Fund	I	0.97%
Large Cap Growth Stock Fund	A	1.25%
Large Cap Growth Stock Fund	C	1.95%

Small Cap Growth Stock Fund	IS	1.05%
Small Cap Growth Stock Fund	I	1.30%
Small Cap Growth Stock Fund	A	1.50%
Small Cap Growth Stock Fund	C	2.20%

Aggressive Growth Stock Fund	I	1.30%
Aggressive Growth Stock Fund	A	1.50%

Fixed Income Funds

Seix Core Bond Fund	IS	0.40%
Seix Core Bond Fund	I	0.50%
Seix Core Bond Fund	A	0.75%
Seix Core Bond Fund	R	1.05%

Seix Corporate Bond Fund	I	0.70%
Seix Corporate Bond Fund	A	0.95%
Seix Corporate Bond Fund	C	1.65%

Seix Limited Duration Fund	I	0.35%

Seix U.S. Mortgage Fund	I	0.70%
Seix U.S. Mortgage Fund	A	0.90%
Seix U.S. Mortgage Fund	C	1.65%

Seix Total Return Bond Fund	IS	0.40%
Seix Total Return Bond Fund	I	0.50%
Seix Total Return Bond Fund	A	0.75%
Seix Total Return Bond Fund	R	1.10%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION

Seix High Income Fund	IS	0.70%
Seix High Income Fund	I	0.80%
Seix High Income Fund	A	1.05%
Seix High Income Fund	R	1.50%

Seix Floating Rate High Income Fund	IS	0.60%
Seix Floating Rate High Income Fund	I	0.70%
Seix Floating Rate High Income Fund	A	1.00%
Seix Floating Rate High Income Fund	C	1.60%

Seix High Yield Fund	I	0.65%
Seix High Yield Fund	A	0.90%
Seix High Yield Fund	R	1.30%

Seix Georgia Tax-Exempt Bond Fund	I	0.65%
Seix Georgia Tax-Exempt Bond Fund	A	0.80%

Seix High Grade Municipal Bond Fund	I	0.65%
Seix High Grade Municipal Bond Fund	A	0.80%

Seix Investment Grade Tax-Exempt Bond Fund	I	0.65%
Seix Investment Grade Tax-Exempt Bond Fund	A	0.80%

Seix Short-Term Municipal Bond Fund	I	0.48%
Seix Short-Term Municipal Bond Fund	A	0.68%

Seix North Carolina Tax-Exempt Bond Fund	I	0.65%
Seix North Carolina Tax-Exempt Bond Fund	A	0.80%

Seix Virginia Intermediate Municipal Bond Fund	I	0.65%
Seix Virginia Intermediate Municipal Bond Fund	A	0.80%

Seix Short-Term Bond Fund	I	0.60%
Seix Short-Term Bond Fund	A	0.80%
Seix Short-Term Bond Fund	C	1.60%

Seix Ultra-Short Bond Fund	I	0.46%

Seix U.S. Government Securities Ultra-Short Bond Fund	I	0.46%

EXPENSE LIMITATION AGREEMENT

SCHEDULE B

FUND NAME ADVISER/SUBADVISER

Allocation Strategies Aggressive Growth Allocation Strategy Conservative Allocation Strategy Growth Allocation Strategy Moderate Allocation Strategy	ADVISER RidgeWorth Capital Management LLC RidgeWorth Capital Management LLC RidgeWorth Capital Management LLC RidgeWorth Capital Management LLC

Equity Funds

Large Cap Value Equity Fund

Mid-Cap Value Equity Fund

Small Cap Value Equity Fund

Large Cap Growth Stock Fund

Small Cap Growth Stock Fund

Aggressive Growth Stock Fund

International Equity Fund

SUBADVISER

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Zevenbergen Capital Investments LLC

Certium Asset Management LLC

Fixed Income Funds

Seix Core Bond Fund

Seix Corporate Bond Fund

Seix High Income Fund

Seix Limited Duration Fund

Seix U.S. Mortgage Fund

Seix Floating Rate High Income Fund

Seix High Yield Fund

Seix Total Return Bond Fund

Seix Georgia Tax-Exempt Bond Fund

Seix High Grade Municipal Bond Fund

Seix Investment Grade Tax-Exempt Bond Fund

Seix North Carolina Tax-Exempt Bond Fund

Seix Short-Term Bond Fund

Seix Short-Term Municipal Bond Fund

Seix Ultra-Short Bond Fund

Seix U.S. Government Securities Ultra-Short Bond Fund

Seix Virginia Intermediate Municipal Bond Fund

SUBADVISER

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC